Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the inclusion in the Current Report on Form 8-K of Franklin Street Properties Corp. of our reports dated March 1, 2006 relating to the financial statements and financial statement schedules for the year ended December 31, 2005 of FSP Willow Bend Office Center Corp., FSP Innsbrook Corp., FSP 380 Interlocken Corp., FSP Blue Lagoon Drive Corp., and FSP Eldridge Green Corp. that appear in this Form 8-K.


/s/ Braver PC
Newton Massachusetts
May 4, 2006